UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2011 (June 16, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Combined System Impact and Facility Study Agreement (the “SIS/FAS Study Agreement for Coronus 29-Palms North 1”) with Southern California Edison (“SCE”). The SIS/FAS Study Agreement for Coronus 29-Palms North 1 relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar photovoltaic (PV) power system on the 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, Coronus acquired on May 16, 2011 (as reported in our Form 8-K filed with the SEC on May 16, 2011).

On February 14, 2008, the California Public Utilities Commission made feed-in tariffs available for the purchase of up to 480 MW of renewable generating capacity from small facilities (1.5 MW or less) throughout California. The CREST tariff is SCE’s allocation of these tariffs.

The SIS/FAS Study Agreement for Coronus 29-Palms North 1 sets forth the terms and conditions for SCE to perform a combined system impact and facility study to specify and estimate the cost of the equipment, engineering, procurement and construction work, including overheads, required for interconnection. The estimated cost of the SIS/FAS Study Agreement for Coronus 29-Palms North 1 is $25,000. The results of the SIS/FAS Study Agreement for Coronus 29-Palms North 1 are anticipated to be completed within 90 business days. On entering into the SIS/FAS Study Agreement for Coronus 29-Palms North 1, Coronus paid to SCE a $25,000 deposit. A copy of the SIS/FAS Study Agreement for Coronus 29-Palms North 1 is attached hereto as Exhibit 10.1.

On June 16, 2011, Coronus, our wholly-owned subsidiary, entered into a second Combined System Impact and Facility Study Agreement (the “SIS/FAS Study Agreement for Coronus 29-Palms North 2”) with SCE. The SIS/FAS Study Agreement for Coronus 29-Palms North 2 relates to Coronus’ application for interconnection service and the CREST tariff for a second 1.5 MW solar PV power system on the 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, Coronus acquired on May 16, 2011 (as reported in our Form 8-K filed with the SEC on May 16, 2011).

The SIS/FAS Study Agreement for Coronus 29-Palms North 2 sets forth the terms and conditions for SCE to perform a combined system impact and facility study to specify and estimate the cost of the equipment, engineering, procurement and construction work, including overheads, required for interconnection. The estimated cost of the SIS/FAS Study Agreement for Coronus 29-Palms North 2 is $25,000. The results of the SIS/FAS Study Agreement for Coronus 29-Palms North 2 are anticipated to be completed within 90 business days. On entering into the SIS/FAS Study Agreement for Coronus 29-Palms North 2, Coronus paid to SCE a $25,000 deposit. A copy of the SIS/FAS Study Agreement for Coronus 29-Palms North 2 is attached hereto as Exhibit 10.2.

ITEM 1.02                      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 14, 2011, our wholly-owned subsidiary, Coronus, and Paul R Marshall Trust mutually cancelled the Vacant Land Purchase Agreement (the “Vidal Agreement”), entered into by Coronus, as Buyer, and Paul R Marshall Trust, as Seller. We first reported the Vidal Agreement in our Form 8-K filed with the SEC on August 31, 2010. Under the Vidal Agreement, Coronus agreed to acquire a 280 acre parcel of vacant land, situated in Vidal, County of San Bernardino, California. The purchase price was $240,000, all cash. In return for the payment of a series of forfeitable fees paid by Coronus, the close of escrow was extended by Paul R Marshall Trust on various occasions. The Vidal Agreement was cancelled pursuant to provision 30 of the Vidal Agreement, a liquidated damages provision, whereby the $1,000 deposit originally paid by Coronus on entering into the Vidal Agreement, less escrow and realtor fees, was released to Paul R Marshall Trust. We sought the cancellation because we lack the funds to pay the contractual balance due. A copy of the Vidal Agreement Cancellation Instructions is attached hereto as Exhibit 10.3.

ITEM 4.01                      CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On June 20, 2011, we were advised by Chang Lee LLP, our independent registered public accounting firm, that it merged with the firm of MNP LLP. Except as noted in the paragraph immediately below, the reports of Chang Lee LLP on our financial statements for the year ended March 31, 2010 and for the period December 3, 2001(date of inception) through December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Chang Lee LLP on our financial statements as of and for the year ended March 31, 2010 and for the period December 3, 2001(date of inception) through December 31, 2010 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern since we have not yet received revenues from sales of products or services, and have not yet commenced business operations. These factors created substantial doubt about our ability to continue as a going concern.

During the years ended March 31, 2010 and for the period December 3, 2001(date of inception) through December 31, 2010, and through June 20, 2011, we have not had any disagreements with Chang Lee LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Chang Lee LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such year or in connection with its reports in any subsequent interim period through the date of resignation.

During the years ended March 31, 2010 and March 31, 2009, and through June 20, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 20, 2011, we delivered a copy of this report to Chang Lee LLP. Chang Lee LLP issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Chang Lee LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

MNP LLP assumed our engagement of Chang Lee LLP. Accordingly our new independent registered public accounting firm is MNP LLP, 2300 – 1055 Dunsmuir Street, P. O. Box 49148, Vancouver, British Columbia V7X 1J1 and its telephone number is 604-678-6133.  Our board of directors approved MNP LLP as our principal independent accountant on June 20, 2011. We have not consulted with MNP LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with MNP LLP regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MNP LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

ITEM 7.01                      REGULATION FD DISCLOSURE.

We announced today the entry of Coronus, our wholly-owned subsidiary, into the SIS/FAS Study Agreement for Coronus 29-Palms North 1and the SIS/FAS Study Agreement for Coronus 29-Palms North 2, as disclosed above under item 1.01. We also announced today the cancellation of the Vidal Agreement, as disclosed above under item 1.02. Additionally, we announced today the merger of Chang Lee LLP with  MNP LLP as our independent registered public accounting firm, as disclosed above under item 4.01.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

10.1	SIS/FAS Study Agreement for Coronus 29-Palms North 1
10.2	SIS/FAS Study Agreement for Coronus 29-Palms North 2
10.3	Vidal Agreement Cancellation Instructions
16.1	Letter of Chang Lee LLP
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated this 21st day of June, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors